Exhibit 2(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Calamos-Avenue Opportunities Fund of our report dated January 12, 2022, relating to the financial statements of Calamos-Avenue Opportunities Fund, which appear in this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
January 12, 2022